Exhibit 99.1

May 9, 2013
ABOUT UNION BANKSHARES			SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION
DEAR SHAREHOLDER,
We are pleased to share the financial results of the first quarter of 2013 with you. Earnings for the quarter were $1.7 million or 39 cents per share compared to last year’s first quarter earnings of $1.2 million or 28 cents per share. Total assets grew to $562.7 million at quarter end compared to $555.4 million at the same time last year. In addition, total capital grew to $45.7 million compared to $40.5 million year over year.

The quarter’s operating results were positively affected by the continued strong volume of residential loans originated and sold to the secondary market, lower pension expense due to the 2012 freeze of the defined benefit pension plan, and lower loan loss provision required due to sound loan quality and negligible loan charge offs. Going forward, stress on net interest income caused by declining yields from our asset portfolio coupled with modest growth in our commercial loans outstanding is of concern. We are hopeful loan volume will pick up, as it usually does for us, in the next three quarters, but are less hopeful for improved asset yields in the near term. We continue to make adjustments to keep earnings on a positive trend.

After a detailed review prompted by the timing of a lease renewal, we determined that the Green Mountain Mall branch office located in St. Johnsbury, Vermont was made redundant by our two other St. Johnsbury locations. We announced the closing of this branch in January and closed the doors on April 5. Fortunately, we were able to manage our staffing by deferring replacing staff lost to turnover in a manner that allowed us to retain and relocate our Mall staff to other locations.

In addition, during this quarter we had three long-time employees retire whose combined years of service to Union Bank totaled 103. It is with a touch of bitter sweetness that we wish Arlene Mace, Rhoda Bedell, and Francis Welch all of the best in their well earned retirements.

We are pleased to report that our winter tourism season was blessed with good snowfall and skiing throughout the winter. This has helped our travel and tourism customers who were able to link good summer and fall seasons with a good winter season, improving cash flow and the outlook for the industry. Likewise, the Maple Sugar season is winding down with reports of solid production boding well for maple producers and marketers alike.

We hope you will join us at our annual meeting at 3 p.m. on May 15th at the Stone Grill Restaurant in Morrisville.

Enclosed please find your dividend check or advice of deposit representing a dividend of 25 cents per share. As a reminder, we encourage you to sign up with us for direct deposit of your dividend.

Sincerely,

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 16 banking offices, a loan center and 34 ATMs.
Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The growing asset base of over $562 million provides the financial strength to successfully serve its constituents.
Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

			Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com

UNION BANK OFFICES (ATMS AT ALL BRANCH LOCATIONS)			NASDAQ Stock Market

			Ticker Symbol:	UNB
VERMONT	MORRISVILLE	STOWE	Corporate Name:	Union Bankshares, Inc.
DANVILLE	20 Lower Main St. 802-888-6600	47 Park St. 802-253-6600	Corporate Address:	20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667
421 Route 2 East 802-684-2211
	65 Northgate Plaza Route 100 802-888-6860	NEW HAMPSHIRE	Investor Relations:	www.UnionBankVT.com
FAIRFAX		GROVETON
Jct. Rtes. 104&128 802-849-2600		3 State Street 603-636-1611
ST. ALBANS
HARDWICK	15 Mapleville Depot 802-524-9000	LITTLETON
103 VT Rte. 15 802-472-8100		263 Dells Road 603-444-7136
ST. JOHNSBURY
JEFFERSONVILLE	364 Railroad St. 802-748-3131	76 Main Street 603-444-5321
44 Main Street 802-644-6600
	325 Portland St. 802-748-3121	N. WOODSTOCK
JOHNSON		155 Main Street 603-745-2488
198 Lower Main St. 802-635-6600
S. BURLINGTON
LYNDONVILLE	Loan Center 30 Kimball Ave. 802-865-1000
183 Depot St. 802-626-3100
					Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

Fourth Quarter Financial Report				CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
				ASSETS	March 31, 2013	March 31, 2012
DIRECTORS - UNION BANKSHARES, INC.		OFFICERS - UNION BANK		Cash and due from banks	$4,127	$5,050
				Federal funds sold & overnight deposits	25,159	14,443
Kenneth D. Gibbons-Chairman	David S. Silverman	Tracy Pierce Ash-Assistant Treasurer	Littleton	Interest bearing deposits in banks	22,275	23,482
Cynthia D. Borck	John H. Steel	Rhonda L. Bennett-Vice President	Morrisville	Investment securities	35,015	46,198
Steven J. Bourgeois	Schuyler W. Sweet	Stacey L.B. Chase-Assistant Treasurer	Morrisville	Loans held for sale	10,828	12,084
Timothy W. Sargent	Neil J. Van Dyke	Barbara J. Churchill-Assistant Treasurer	Morrisville	Loans, net	439,139	425,640
		Everett C. Comstock-Assistant Treasurer	Morrisville	Reserve for loan losses	(4,714)	(4,406)
		Jeffrey G. Coslett-Senior Vice President	Morrisville	Premises and equipment, net	10,304	10,368
DIRECTORS - UNION BANK		John Currier-Assistant Vice President	Groveton	Other real estate owned, net	668	1,426
		Michael C. Curtis-Vice President	St. Albans	Accrued interest & other assets	19,937	21,117
Kenneth D. Gibbons-Chairman	David S. Silverman	Jennifer Degree-Assistant Treasurer	Morrisville	Total Assets	$562,738	$555,402
Cynthia D. Borck	John H. Steel	Jessica Eastman-Assistant Treasurer	So. Burlington	LIABILITIES & SHAREHOLDERS' EQUITY
Steven J. Bourgeois	Schuyler W. Sweet	Don D. Goodhue-Vice President	Morrisville	Noninterest bearing deposits	$80,300	$75,511
John M. Goodrich	Neil J. Van Dyke	Melissa A. Greene-Assistant Vice President	Hardwick	Interest bearing deposits	266,649	249,312
Timothy W. Sargent		Paul E. Grogan-Facilities Officer	Morrisville	Time deposits	149,291	153,187
		Karyn J. Hale-Vice President	Morrisville	Borrowed funds	14,532	27,281
OFFICERS - UNION BANKSHARES, INC.		Claire A. Hindes-Vice President	Morrisville	Accrued interest & other liabilities	6,313	9,617
		Robert D. Hofmann-Senior Vice President	Morrisville	Common stock	9,850	9,847
Kenneth D. Gibbons-Chairman		Patricia N. Hogan-Vice President	Morrisville	Additional paid-in capital	316	280
David S. Silverman-President & CEO		Tracey D. Holbrook-Regional Vice President	St. Johnsbury	Retained earnings	41,395	38,498
Marsha A. Mongeon-Vice President/Treasurer/CFO		Lura L. Jacques-Asst. VP, Trust Officer	St. Albans	Accumulated other comprehensive loss	(2,036)	(4,295)
John H. Steel-Secretary		Lynne P. Jewett-Assistant Vice President	Morrisville	Treasury stock at cost	(3,872)	(3,836)
JoAnn A. Tallman-Assistant Secretary		Stephen H. Kendall-Senior Vice President	Morrisville	Total Liabilities & Shareholders' Equity	$562,738	$555,402
		Susan F. Lassiter-Vice President	Jeffersonville	Standby letters of credit were $1,653,000 and $1,949,000 at March 31, 2013 and 2012, respectively.
		Christine S. Latulip-Regional Vice President	Littleton
REGIONAL ADVISORY BOARDS		Edward L. Levite-Senior Loan Originator	So. Burlington	CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands)
		Virginia M. Locke-Assistant Vice President	Littleton		March 31, 2013	March 31, 2012
NORTHERN NEW HAMPSHIRE		Carrie R. Locklin-Assistant Vice President	Morrisville
Joel S. Bourassa	Schuyler W. Sweet	John L. Malm-Vice President	Littleton	Interest income	$5,937	$6,196
Stanley T. Fillion	Norrine A. Williams	Robyn A. Masi-Vice President	Stowe	Interest expense	648	910
		Sherrie A. Menard-Assistant Vice President	Morrisville	Net interest income	5,289	5,286
		Marsha A. Mongeon-Sr. Vice President, CFO	Morrisville	Provision for loan losses	60	180
ST. ALBANS		Karen Carlson Noyes-Vice President	Morrisville	Net interest income after	5,229	5,106
Steven J. Bourgeois	Daniel J. Luneau	Barbara A. Olden-Vice President	St. Johnsbury	provision for loan losses
Coleen K. Kohaut	Samuel H. Ruggiano	Deborah J. Partlow-Asst. VP, Sr. Trust Officer	Morrisville	Trust income	163	147
		Bradley S. Prior-Assistant Treasurer	Morrisville	Noninterest income	1,993	1,756
		Craig S. Provost-Vice President	Stowe	Noninterest expenses:
ST. JOHNSBURY		Robert J. Richardson-Vice President	Morrisville	Salaries & wages	2,157	2,234
Michael R. Barrett	Justin P. Lavely	Lesley S. Russ-Assistant Treasurer	Morrisville	Pension & employee benefits	683	1,058
Dwight A. Davis	Mary K. Parent	David S. Silverman-President & CEO	Morrisville	Occupancy expense, net	331	344
Rosemary H. Gingue		Judy R. Smith-Vice President	St. Albans	Equipment expense	426	345
		John H. Steel-Secretary	Morrisville	Other expenses	1,582	1,560
		Curtis C. Swan-Assistant Vice President	St. Albans	Total	5,179	5,541
ALL: David S. Silverman		JoAnn A. Tallman-Assistant Secretary	Morrisville	Income before taxes	2,206	1,468
		Martha J. Wilkins-Assistant Treasurer	St. Johnsbury	Income tax expense	469	241
		Lorraine G. Willett-Assistant Vice President	Morrisville	Net income	$1,737	$1,227
				Earnings per share	$0.39	$0.28
				Book value per share	$10.24	$9.09